UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 19, 2006
NORTEL NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

CANADA	001-07260	NOT APPLICABLE
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 DIXIE ROAD, SUITE 100, BRAMPTON, ONTARIO, CANADA	L6T 5P6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	905-863-0000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.
On May 19, 2006, Nortel Networks Inc., (“NNI”) an indirect subsidiary of Nortel Networks Corporation (the “Company”), entered into an amendment to its US$1.3 billion one-year credit facility (the “2006 Credit Facility”).
The 2006 Credit Facility consists of a senior secured one-year term loan facility in the amount of US$850 million (“Tranche A Term Loans”) and a senior unsecured one-year term loan facility in the amount of US$450 million (“Tranche B Term Loans”). The loans outstanding under the 2006 Credit Facility bear interest based, at NNI’s option, either on the “Base Rate” (defined as the higher of the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 0.5% and the prime commercial lending rate of JPMorgan Chase Bank, N.A., established from time to time) or the reserve-adjusted London Interbank Offered Rate (“LIBOR”), plus the Applicable Margin.
The amendment revised the definition of “Applicable Margin” contained in the 2006 Credit Facility to mean 200 basis points in the case of Tranche A Term Loans that are LIBOR loans (amended from 225 basis points), 100 basis points in the case of Tranche A Term Loans that are Base Rate loans (amended from 125 basis points), 325 basis points in the case of Tranche B Term Loans that are LIBOR loans (amended from 300 basis points), and 225 basis points in the case Tranche B Term Loans that are Base Rate loans (amended from 200 basis points).
The material terms of the amendment to the 2006 Credit Facility are set forth in the amendment attached hereto as Exhibit 10.1, which is incorporated by reference herein.
Certain of the banks that are party to the amendment to the 2006 Credit Facility and their affiliates have provided in the past, and may provide in the future, certain commercial banking, financial advisory, investment banking and other services for the Company and its affiliates. In addition, these banks and their affiliates may effect transactions and hold for their own account or the account of customers long or short positions in debt or equity securities of the Company or its affiliates.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits

10.1	Amendment No. 2 dated as of May 19, 2006 among NNI, the Company, Nortel Networks Limited, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders party thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION
By:	/s/ Katharine B. Stevenson
Katharine B. Stevenson
Treasurer

By:	/s/ Gordon A. Davies
Gordon A. Davies
General Counsel — Corporate and Corporate Secretary

Dated: May 19, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 2 dated as of May 19, 2006 among Nortel Networks Inc., Nortel Networks Corporation, Nortel Networks Limited, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders party thereto.

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